UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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MAINSTAY VP SERIES FUND, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 3, 2009

To Our Shareholders:

At a special in-person meeting of the Board of Directors (“Board”) of MainStay VP Series Fund, Inc. (the “Fund”) held on June 23, 2009, the Board approved a number of mergers (referred to as “reorganizations”) involving the following portfolios of the Fund:

•	MainStay VP Mid Cap Value Portfolio (an “Acquired Portfolio”) to be merged with MainStay VP ICAP Select Equity Portfolio (a “Surviving Portfolio”) (the “Mid Cap Value Reorganization”), as discussed in more detail in “Proposal 1” in the accompanying materials; and
•	MainStay VP Mid Cap Growth Portfolio (an “Acquired Portfolio”) to be merged with MainStay VP Mid Cap Core Portfolio (a “Surviving Portfolio”) (the “Mid Cap Growth Reorganization”), as discussed in more detail in “Proposal 2” in the accompanying materials.

As the owner of a variable annuity contract or a variable universal life insurance policy (“Policy”) issued by New York Life Insurance and Annuity Corporation (“NYLIAC”), you have the right to instruct NYLIAC how to vote your shares of the Mid Cap Value Portfolio and/or the Mid Cap Growth Portfolio.

Because both of these proposed reorganizations involve Portfolios of the Fund, the shareholder materials for these reorganizations have been combined in the enclosed booklet to reduce costs. Each of these reorganizations is subject to shareholder approval. Each reorganization will be voted upon separately by shareholders of the participating Acquired Portfolio, and the approval or completion of one reorganization is not contingent upon, and will not affect, the approval or completion of the other reorganization. You are only being asked to instruct NYLIAC to vote on the reorganization of the Acquired Portfolio in which some or all of your Policy value is invested.

As noted, the accompanying materials relate to both Acquired Portfolios, but you should focus on the materials that relate to the Acquired Portfolio in which your Policy is invested. Each reorganization has a separate section in the accompanying materials that is dedicated to it alone. The section entitled “Proposal 1” relates solely to the Mid Cap Value Reorganization and the section entitled “Proposal 2” relates solely to the Mid Cap Growth Reorganization.

In addition, you should focus on the sections of the materials that contain information relating collectively to both reorganizations, such as the President’s Letter, the Notice to Policy Owners, the “Questions and Answers Relating to the Proposals” section, and the section beginning on page 24 entitled “Information Applicable to Both Proposals,” which includes information regarding, among other things, the structure of each reorganization, the factors the Board considered in recommending shareholder approval of each reorganization, and information about how to instruct NYLIAC to vote your shares at the shareholder meeting scheduled to be held on or about October 16, 2009.

These reorganizations are part of a larger initiative involving a number of funds in the MainStay Group of Funds that is designed to create a stronger, more cohesive family of funds overall. We value your long-term continuity as a member of the MainStay Funds family. We would very much appreciate your prompt attention to this matter.

If you have any questions before you vote, please call the Fund at 800-598-2019.

Sincerely,

Stephen P. Fisher
President
MainStay VP Series Fund, Inc.